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                                                                       Exhibit 5

                        JAECKLE FLEISCHMANN & MUGEL, LLP
                          A T T O R N E Y S A T L A W

     FLEET BANK BUILDING TWELVE FOUNTAIN PLAZA BUFFALO, NEW YORK 14202-2292
                      TEL (716) 856-0600 FAX (716) 856-0432



                                  June 13, 1997


EastGroup Properties, Inc.
300 One Jackson Place
188 East Capitol Street
Jackson, Mississippi   39201

Ladies and Gentlemen:

               Re: Registration Statement on Form S-3 under the Securities Act of 1933, as amended, covering the registration of shares of common stock, $0.0001 par value per share (the "Common Stock"), preferred stock ("Preferred Stock"), Preferred Stock represented by Depositary Shares, and unsecured debt securities (collectively, the "Securities"), of EastGroup Properties, Inc. ("EastGroup")
                         -------------------------------------------------------

                  As your counsel we have examined the above Registration Statement and we are familiar with the documents referred to therein, as well as EastGroup's Articles of Incorporation, as amended, and Bylaws, such records of proceedings of EastGroup as we deemed material, and such other proceedings of EastGroup as we deemed necessary for the purpose of this opinion.

                  We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by EastGroup in connection with the authorization, issuance and sale of the above described Securities. In our opinion the Securities to be issued by EastGroup will be, when issued and paid for pursuant to the Registration Statement and the exhibits thereto, duly authorized for issuance by all necessary corporate action and, upon the issuance thereof in accordance with their terms, the Securities will be legally issued, fully paid and non-assessable.

                  We consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         JAECKLE FLEISCHMANN & MUGEL, LLP